Exhibit 3.40
BY-LAWS
OF
HENNESSEY RENTAL TOOLS, INC.
ARTICLE 1 — PLACE OF BUSINESS
          1.01 The principal place of business shall be at Enid, Oklahoma, and branch offices may be maintained at such places as the directors may from time to time determine.
          1.02 The registered office and the registered agent shall be, as designated from time to time by the board of directors.
ARTICLE 2 — SHAREHOLDERS
          2.01 The meetings of the shareholders shall be held at the registered office within the State of Oklahoma`, or at such place within or without the State of Oklahoma as the board of directors may designate, or at such other place or places within or without the State of Oklahoma as may be designated by written consent of all shareholders entitled to vote at such meeting.
          2.02 At all meetings a majority of the subscribed shares and/or shares issued and outstanding and entitled to vote thereat must be represented in person or by written` proxy to constitute a quorum. If a quorum is present, any question brought before the meeting shall be decided by the affirmative’ vote of a majority of the shares represented either in person or by proxy unless the question is one upon which, by express provision of law or of the “Certificate of Incorporation, a different vote is required — in which case such express provision shall govern and control the decision of such question.
          2.03 If a quorum is not constituted at a meetings the shareholders entitled to vote at such meeting, whether present in person or represented by written proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented by written proxy; provided, however, each such adjourned ‘meeting shall be rescheduled for a time within thirty days of the adjourned meeting.
          2.04 The annual meeting of the shareholders shall be held at a time fixed by the board of directors, providing that the date of said meeting; shall be fixed at least ten days, but not more than sixty days, prior to the date the meeting is to be held, and providing that the shareholders may waive any notice thereof required by an instrument in writing or by attending such meeting.

          2.05 special meetings of the shareholders may be called at any time by any duly elected officer, the board of directors, or by one or more shareholders holding not less than twenty-five per cent of the voting shares issued and outstanding.
          2.06 Written notice of each meeting of shareholders, stating the time and place, and, in case of special meeting, the purpose, shall be given in writing mailed to the address of the shareholder as shown on records of the corporation at least ten days, but not more than sixty days, prior to the date of the meeting. The notice herein required may be waived in writing either before or after the meeting or by attendance at such meeting. Business transacted at any special meeting shall not be limited to the purpose stated in the notice.
          2.07 Each shareholder with voting power shall be entitled to one vote for each voting share standing in his or her name on the books of the company seven days prior to the date of the meeting.
          2.08 Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting or at a meeting without notice if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the shares entitled to vote with respect to the subject matter thereof.
ARTICLE 3 — DIRECTORS
          3.01 The control of this company shall be vested in a board of directors composed of not less than one member or more than seven members. Directors need not be shareholders.
          3.02 The directors shall be elected by the shareholders, except that if there be a vacancy in the board by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the majority vote of the remaining directors, though less than a quorum. The directors shall hold office until the next annual meeting and until their successors are elected and qualified, unless sooner removed by action of the shareholders.
          3.03 A meeting of the directors shall be held immediately after the annual shareholders’ meeting for the purpose of electing officers for the ‘ensuing year, receiving reports of officers, and transacting such other business as may come before them.
          3.04 Meetings of the board of directors may be held at such time and at such place, whether within this state or elsewhere, as a majority of the members of the board may from time to time determine. All matters shall be decided by the affirmative vote of a majority of the directors then serving.
          3.05 Special meetings of the board of directors may be called by the president; or, if he is absent or is unable or refuses to act, by a vice-president; or, if no vice-president is present, able, or willing to act, by the secretary; or by any duly elected officer; or by any two directors.
          3.06 Written notice of each meeting of directors stating the time and place of such meeting shall be given in writing mailed to the address of the director as shown on the records of the corporation at least ten days, but not more than sixty days, prior to the date of the meeting. The notice herein required may be waived in writing either before or after the meeting or by attendance at such meeting.
          3.07 The directors, or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting. Nevertheless, any action which might be taken at a meeting of the board may be taken without such meeting if a record or a memorandum of such action is made in writing and signed by a majority of the members of the board.
          3.08 In addition to the powers and authorities expressly conferred upon them by these by-laws, the board of directors may exercise all other powers of the corporation and do all other lawful acts except such things as the statutes, the certificate of incorporation, or these by-laws direct or require to be exercised or done by the shareholders.
          3.09 The funds of the corporation shall be disbursed on the signature of such officers or agents as may be authorized by the board of directors.
          3.10 By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor:
          3.11 The board of directors at any time, by affirmative vote of a majority of the members of the board then in office, may remove any officer appointed by said board either` for cause or without cause.
          3.12 Any director may be removed for cause or without cause by a majority vote of the shareholders entitled to vote for the election of such director at any annual or special meeting of he shareholders. Upon such removal of a director, the shareholders (and not the remaining directors) may elect a director to replace such removed director at the same shareholders’ meeting at which such removal took place or at a subsequent shareholders meeting.
          3.13 The board of directors may fix a date, which shall not be less than ten days, nor more than sixty days, before the date of any meeting of shareholders, nor more than sixty days prior to the time of any other action herein described, on which it shall be determined the shareholders who are entitled: (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) to express consent to corporate action in writing without a meeting; (iii) to receive payment of any dividend or other distribution or allotment of any rights; (iv) or to exercise any rights with respect to any change, conversion or exchange of stock; (v) or with respect to any other lawful action.
          3.14 Except as expressly provided herein to the contrary, or except as may be provided to the contrary from time to time by an action of the board approved by a majority of the then members of said board, at all meetings of the board a majority of the directors present in person shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of directors constituting such quorum shall be required to validate an affirmative action of the corporation.
ARTICLE 4 — OFFICERS
          4.01 The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president and a secretary. The directors may also choose one or more vice- presidents, a treasurer,, an assistant secretary, and an assistant treasurer. The secretary and treasurer may be the same person. Such persons may also serve simultaneously as vice-president. Officers do not need to be directors.
          4.02 The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.
          4.03 The vice-president or vice-presidents, in the order designated, by the board of directors, shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the board of directors.
          4.04 The secretary shall be present at all meetings of shareholders and directors, and take and keep full minutes thereof; shall keep a share book in which he shall enter all transfers of shares; shall have charge of all records’ of the corporation; together with the seal and charter. He shall give notice of all meetings of shareholders and directors as herein provided; he shall attest all certificates of shares, deeds and contracts executed by the, corporation, and shall have such other duties as may be determined by the officers.
          4.05 The assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.
          4.06 The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall be bonded as required by the board.
          4.07 The assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.
          4.08 The board may appoint such other officers and agents as it shall deem necessary. All officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
ARTICLE 5 — NOTICES
          5.01 Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage, prepaid. Notice to directors may also be given by telegram. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office.
          5.02 Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or ‘after the time stated therein, shall be deemed equivalent to notice.
ARTICLE 6 — SHARES OF THE CORPORATION
          6.01 The certificates of the shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name, the type of shares, and number of shares and shall be signed by the president or the vice-president and by the secretary or assistant secretary.
          6.02 If all of the shareholders enter into an agreement restricting the transfer of shares, there shall be endorsed on each certificate a notation that the transfer thereof is subject to the terms of such an agreement.
          6.03 Transfer of shares shall be made only on the transfer books of the corporation. Before a new certificate is issued the old certificate shall be surrendered for cancellation. If there is an endorsement on it that the transfer is subject to the terms of an agreement among the shareholders, the transferor also must show that he has complied with the terms of such agreement.
          6.04 The board of directors may close the transfer books in their discretion as provided in Section 3.13 hereof.
          6.05 Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact, and, if the directors require, shall give the corporation a bond or indemnity in a form and with sureties satisfactory to the board, whereupon ‘a certificate shall be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
ARTICLE 7 — FISCAL YEAR
          7.01 For accounting purposes, the fiscal year for the corporation shall be such period as fixed by the board of directors.
ARTICLE 8 — DIVIDENDS
          8.01 Dividends upon the capital shares of the corporation, when earned, may be declared by the board of directors at any regular or special meeting, and may be paid in cash or in property or in shares of the capital.
ARTICLE 9 — INDEMNIFICATION
          9.01 To the extent and in the manner permitted by the laws of the State of Oklahoma, and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, this corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement.
ARTICLE 10 — AMENDMENTS
          10.01 These by-laws may be amended, altered, repealed or added to only at any regular meeting of the shareholders, or at any special meeting thereof called for that purpose, by affirmative vote of a majority of the shares issued and outstanding and entitled to vote.
          I hereby certify that the above is a true and correct copy of the by-laws of HENNESSEY RENTAL TOOLS, INC. adopted at a meeting held on the 1st day of October, 1993.

/s/ Cheryl L. Longpine
Cheryl L. Longpine, Secretary

APPROVED:

/s/ James P. Longpine
James P. Longpine, President